SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2011

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02.

Results of Operations and Financial Condition.

On October 24, 2011, Wausau Paper Corp. (the “Company”) reported net earnings of $5.2 million, or $0.10 per diluted share, for the third quarter ended September 30, 2011, as compared to net earnings of $13.2 million, or $0.27 per diluted share, for the third quarter of 2010.  Net sales for the third quarter of 2011 decreased to $266 million, from $274 million for the third quarter of 2010.

A copy of the news release announcing the Company’s third quarter earnings is furnished as Exhibit 99.1 to this report.*

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2011, the Company announced that Thomas J. Howatt, President and Chief Executive Officer of the Company, will retire at the end of 2011, and that Henry C. Newell, currently Executive Vice President and Chief Operating Officer of the Company, will succeed Mr. Howatt as President and Chief Executive Officer effective January 1, 2012.  Additionally, the Company announced that Mr. Howatt will succeed San W. Orr, Jr. as Chairman of the Company’s Board of Directors effective February 15, 2012.  Mr. Orr will retire from the Company’s Board of Directors as of the Company’s annual meeting in April 2012 upon the conclusion of his present term on the Board, having reached mandatory retirement age.

Mr. Newell, 54, joined the Company in 2007 as Vice President-Business Development and was promoted to the position of Senior Vice President-Specialty Products in January 2009.  In January 2010, Mr. Newell was promoted to the position of Senior Vice President-Paper when the Company consolidated its specialty products and printing and writing business segments into a single Paper segment.  Prior to joining the Company in 2007, Mr. Newell served as vice president and chief financial officer at Atlas Holdings LLC, an industrial holding company with portfolio investments that included companies in the wood products and paper and packaging sectors.

The Company’s Board of Directors also approved an amended and restated Director Retirement Benefit Policy at its meeting on October 19, 2011.  A copy of the amended and restated plan is set forth as Exhibit 10.1.

Section 8 – Other Events

Item 8.01.  Other Events

The Company also announced, on October 24, 2011, that it has been evaluating strategic alternatives for the Paper segment’s print and color business since the first quarter of 2011 and has engaged a financial advisor in continuing to evaluate a range of alternatives.  The results of that evaluation of alternatives are uncertain at this time.  Additionally, the Company announced that, during the third quarter, it commenced a process to sell its remaining timberland assets, although there is no assurance as to the terms of the potential timberland sale transaction or as to whether or not any transaction will in fact occur.

A copy of the news release announcing these initiatives is furnished as Exhibit 99.1 to this report.*

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Wausau Paper Corp. Director Retirement Benefit Policy

Exhibit 99.1*

News release dated October 24, 2011

*

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  October 24, 2011

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated October 24, 2011

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

10.1

Wausau Paper Corp. Director Retirement Benefit Policy

99.1

News release dated October 24, 2011